UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2007, the compensation committee of StarTek, Inc. (“StarTek”) approved the 2007 Sales Commission Plan (the “2007 Commission Plan”), which is designed to reward eligible employees for new revenue generation at acceptable margins. The 2007 Commission Plan was effective January 1, 2007 and terminates December 31, 2007, or earlier if terminated by StarTek (the “Plan Period”). On the same date, the compensation committee determined that Michael Griffith, a named executive officer, would be eligible to participate in the 2007 Commission Plan. The 2007 Commission Plan stipulates that each eligible employee may earn a monthly commission for each qualifying Statement of Work (SOW) or amendment to an SOW for which that employee is responsible, provided that the SOW is signed by both StarTek and the its client during the Plan Period, is substantially the result of the employee’s efforts, and is a source of new revenue for StarTek. The commission the employee receives is based on the product of the net revenue recognized by StarTek for that month from the SOW and the employee’s applicable target incentive percentage. The employee’s target incentive percentage is determined on an individual basis and increases based on the customer margin recognized in that period. If an eligible employee terminates, commission compensation earned by that employee through the end of the month prior to the date of termination will be calculated and paid promptly when commission amounts are determinable. In the event two or more eligible employees are otherwise eligible for a commission under this Plan for a particular program, the commission will be split among them as determined by the CEO.

On May 11, 2007, StarTek amended the terms of the offer letter dated September 8, 2004, for Michael Griffith, Senior Vice President of Sales and Marketing. Pursuant to the amendment, Mr. Griffith’s base salary was increased to $185,000 annually, effective March 1, 2007, and the commission structure previously described in StarTek’s most recent proxy statement no longer applies to Mr. Griffith. The amendment provides for the following variable compensation:

•	$50,000 less withholdings and applicable taxes, provided the company meets minimum thresholds, as set by StarTek’s compensation committee, for operating income and revenue growth. Mr. Griffith may receive between 50% and 150% of this amount, depending on the percentage of achievement of each of the aforementioned revenue and operating income thresholds.

•	$50,000 less withholdings and applicable taxes for reaching his target dollar amount of new business, as set forth in the offer letter.

•	Mr. Griffith is also eligible to participate in the 2007 Commission Plan, as described above. Under the 2007 Commission Plan, Mr. Griffith will be compensated for new sales to both new and existing clients. The level of compensation available under the 2007 Commission Plan varies based on the customer margin provided for in each new contract, such that Mr. Griffith earns more commission the higher the margin on the new contract.

All other terms and conditions of the September 8, 2004, offer letter are still in effect.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: May 17, 2007

By: /s/ D. Michael Clayton
D. Michael Clayton
Senior Vice President, General Counsel and Corporate Secretary